DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(Pursuant to NRS 78)

Filed # C6912-04

March 18, 2004
STATE OF NEVADA
(Above space is for office use only)

1. Name of Corporation: Cygni Systems Corporation

2. Resident Agent Name and Street Address:(must be a Nevada address where process may be served)
Corporate Creations Network Inc.
8275 South Eastern Avenue, #200-47
Las Vegas NV 89123

3. Shares: (number of shares corporation authorized to issue)
Number of shares with par value 100,000,000
Par value: $.001 Number of shares without par value: 0

4. Name & Address of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)

   1. Kim Friesen, 2200-1420 Fifth Avenue, Seattle, WA, 98101
   2. Andrea Meakin, 2200-1420 Fifth Avenue, Seattle, WA, 98101


5. Purpose: Thc purpose of this corporation shall be:
All lawful business purposes.

6.  Names, Address and Signature of Incorporator (attach
additional page there is more than 1 incorporator)
Elena S. Davila of Corporate Creations International Inc.,
941 Fourth Street #200 Miami Beach FL 33139
/s/ Elena S. Davila

7. Certificate of Acceptance of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named corporation.

/s/ Elena S. Davila
Authorized Signature of R.A. or On Behalf of R.A. Company
3/16/2004
Date